Exhibit 99.1



      Certification of Chief Executive Officer and Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act of 2002


Each of the undersigned officers hereby certifies that, to his knowledge, (1) the Quarterly Report on Form 10-Q of COMFORCE Corporation for the quarter ended September 30, 2002 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of COMFORCE Corporation.


Signed this 13th day of November, 2002.

/s/ John C. Fanning
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John C. Fanning,
Chairman and Chief Executive Officer

/s/ Harry V. Maccarrone
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Harry V. Maccarrone,
Executive Vice President and
Chief Financial Officer